Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274149, 333-268534 and 333-292300) and Form S-8 (Nos. 333-273807 and 333-257780) of Ascend Wellness Holdings, Inc. of our report dated March 12, 2026, relating to the consolidated financial statements of Ascend Wellness Holdings, Inc. as of and for the year ended December 31, 2025, which appears in this Form 10-K.
/s/ WithumSmith+Brown, PC
New York, New York
March 12, 2026